UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):	September 10, 2003

MERITAGE HOSPITALITY GROUP INC.
(Exact Name of Registrant as Specified in Charter)

Michigan
(State or Other Jurisdiction
of Incorporation)

0-17442 (Commission File Number)	38-2730460 (IRS Employer Identification Number)

1971 East Beltline Ave., N.E., Suite 200
Grand Rapids, Michigan 49525
(Address of Principal Executive Offices)        (Zip Code)

Registrant’s telephone number, including area code:	(616) 776-2600

Item 5.    Other Events and Required FD Disclosure.

        Attached as Exhibit 99, and incorporated herein by reference, is the press release the Company issued on September 10, 2003, reporting that is has reached an agreement in principle with O’Charley’s, Inc. to operate O’Charley’s restaurants throughout the State of Michigan, and that it is commencing a $4.0 million minimum/$6.0 million maximum private equity offering by the Company of common shares and common share purchase warrants. This filing is being made pursuant to Rule 135c under the Securities Act of 1933.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

Exhibit No.	Description of Document
99	The press release described in Item 5 above.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 10, 2003	MERITAGE HOSPITALITY GROUP INC. BY: /s/Robert E. Schermer, Jr. —————————————— Robert E. Schermer, Jr. Chief Executive Officer